UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

Sun Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle Santa Clara, California	95054-1778
(Address of Principal Executive Offices)	(Zip Code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 12, 2005, Sun Microsystems, Inc. (“Sun”) promoted Robyn M. Denholm, who was serving as Sun’s Vice President, Finance and Corporate Controller, to the position of Senior Vice President, Finance. In this position, Ms. Denholm will be responsible for strategic financial planning and operations, and will also support Sun’s President and Chief Operating Officer. Also on August 12, 2005, Sun appointed Bret C. Schaefer to the position of Vice President, Finance and Corporate Controller. The function of Principal Accounting Officer, as that term is defined under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, will not be transitioned from Ms. Denholm to Mr. Schaefer until after Sun files its Annual Report on Form 10-K for its fiscal year ended June 30, 2005, which is expected to take place on or prior to September 13, 2005.

Mr. Schaefer, age 48, a Certified Public Accountant, has served as Vice President, Finance - Global Sales Organization of Sun since May 2003; as Vice President, Finance - Worldwide Operations from July 2002 to May 2003; and as Senior Finance Director, Global Sales Organization, from August 2000 to July 2002. Prior to August 2000 and from the time he joined Sun in July 1991, Mr. Schaefer held successive management positions in Sun’s finance organization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2005

SUN MICROSYSTEMS, INC.

	By:	/s/ Michael A. Dillon
Michael A. Dillon
Senior Vice President, General Counsel and Secretary